Exhibit 4.24

Supplementary Agreement (I)

to

Asset Management Contract

of

Huatai Securities Asset Management Single Asset Management Plan No. 7

as Part of the Securities Industry’s Support for the Development of Private-owned Enterprises

No. AL-HT-ZS-ZCMQ7-Supplementary I

This Agreement, dated as of March 17, 2022, is entered into in Jianye District, Nanjing, Jiangsu by and among:

(I)	Client

Company Name: Alibaba (China) Technology Co., Ltd.

Domicile: 699 Wangshang Road, Binjiang District, Hangzhou, Zhejiang

Legal Representative: DAI Shan

Contact Person: Chief Legal Officer, Legal Department

Telephone:

Email:

(II)	Manager

Name: Huatai Securities (Shanghai) Asset Management Co., Ltd.

Domicile: 21/F, 18 Dongfang Road, China (Shanghai) Pilot Free Trade Zone

Business Address: Tower E, Poly Plaza, Dongfang Road, Pudong New Area, Shanghai

Legal Representative: CUI Chun

Contact Person: TIAN Ziqian

Telephone:

Email:

(III)	Custodian

Name: China Merchants Bank Co., Ltd. Suzhou Branch

Business Address: China Merchants Bank Building, 36 Wansheng Street, Suzhou Industrial Park

Person-in-charge: CUI Jiakun

Contact Person: YU Linlin

Telephone:

Email:

Upon mutual agreement by the Manager, the Custodian and the Client, the Asset Management Contract of Huatai Securities Asset Management Single Asset Management Plan No. 7 as Part of the Securities Industry’s Support for the Development of Private-owned Enterprises (the “Original Asset Management Contract”) shall hereby be amended as follows:

I.“Management Fees to the Manager” in “(II) Expense Accrual Methods, Accrual Standards and Payment Methods” in Article XIV “Expenses and Taxes of Asset Management Business” of the Original Asset Management Contract:

“The Manager shall charge management fees for the Asset Management Plan at the annual rate of 0.12% of the net value of the assets under the Asset Management Plan on the preceding day.”

Shall be amended as follows:

“Before March 24, 2022, the Manager shall charge management fees for the Asset Management Plan at the annual rate of 0.12% of the net value of the assets under the Asset Management Plan on the preceding day.

From March 24, 2022 (inclusive), the Manager shall charge management fees for the Asset Management Plan at the annual rate of 0.24% of the net value of the assets under the Asset Management Plan on the preceding day.”

II.The Supplementary Agreement (I) to Asset Management Contract of Huatai Securities Asset Management Single Asset Management Plan No. 7 as Part of the Securities Industry’s Support for the Development of Private-owned Enterprises (the “Supplementary Agreement (I)”) shall become effective upon execution by the Manager, the Custodian and the Client, and together with the Original Asset

Management Contract and the Instructions, shall constitute the legal documents binding the Manager, the Custodian and the Client. In the event of any discrepancy between the Supplementary Agreement (I), the Original Asset Management Contract and the Instructions, the Supplementary Agreement (I) shall prevail.

III.This Agreement is made in triplicate, with each of the Client, the Custodian and the Manager holding one copy. All the executed copies shall have the same legal effect.

(The following page is the signature page to the Supplementary Agreement (I) to Asset Management Contract of Huatai Securities Asset Management Single Asset Management Plan No. 7 as Part of the Securities Industry’s Support for the Development of Private-owned Enterprises (No. [AL-HT-ZS-ZCMQ7-Supplementary I]; the remainder is intentionally left blank)

Client: Alibaba (China) Technology Co., Ltd. (common seal or contract seal):

Legal Representative or Authorized Representative (signature or seal):

Date:

Manager: Huatai Securities (Shanghai) Asset Management Co., Ltd. (common seal):

Legal Representative or Authorized Representative (signature or seal):

Date:

Custodian: China Merchants Bank Co., Ltd. Suzhou Branch (common seal or contract seal):

Person-in-charge or Authorized Representative (signature or seal):

Date: March 17, 2022